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                                                                     Exhibit 5.1


                             Hale and Dorr LLP 1455
                            Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004
                        (202) 942-8400/Fax (202) 942-8484


                                 April 7, 2000


Edison Schools Inc.
521 Fifth Avenue
15th Floor
New York, New York, 10175

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 7,113,360 shares of Class A Common Stock, $.01 par value per share, and 790,412 shares of Class B Common Stock, $.01 par value per share (collectively, the "Shares"), of Edison Schools Inc., a Delaware corporation (the "Company"), issuable upon the exercise of nonstatutory stock options granted by the Company to certain optionees pursuant to written nonstatutory stock option agreements executed between the Company and such optionees.

         We have examined the Sixth Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law statute and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the applicable nonstatutory stock option agreements, will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
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         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,



                              /s/ Hale and Dorr LLP

                               HALE AND DORR LLP